Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Coca-Cola Bottling Co. Consolidated’s Annual Report on Form 10-K for the year ended December 30, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
November 24, 2008